UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 3, 2009

Coastal Carolina Bancshares, Inc.

(Exact name of registrant as specified in its charter)

South Carolina	333-152331	33-1206107
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2305 Oak Street Myrtle Beach, South Carolina		29577
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (843) 839-2265

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On June 3, 2009, the board of directors of Coastal Carolina Bancshares, Inc. (the Company) voted to expand the size of the board from 13 members to 21 members and elected the following as directors to fill the newly created vacancies:  Henrietta U. Golding, Marsha W. Griffin, Benjy A. Hardee, Nelson L. Hardwick, Marilyn B. Hatley, Andrew H. Lesnik, Dennis L. Wade, and Vivian A. Wong. These individuals were appointed as directors and will serve until the Company’s first annual meeting of shareholders, and until such time as his or her successor is duly elected and qualified, or until his or her earlier resignation or removal.  These newly elected directors were organizers of the Company and its banking subsidiary, Coastal Carolina National Bank (the Bank) and also serve as directors of the Bank.  Brief biographies of these directors and the committees of the board of directors of the Bank to which the new director has been named follows:

Henrietta U. Golding of Myrtle Beach, SC.   She is an attorney and shareholder with McNair Law Firm, P.A. and the firm’s Myrtle Beach Office unit manager.  Ms. Golding is the Bank’s treasurer and a member of its executive committee, technology committee, strategic planning/budget committee and chair of its compensation/governance/nominating committee.

Marsha W. Griffin of North Myrtle Beach, SC.  She is President of Marsha Griffin & Associates, LLC of Myrtle Beach, a firm which provides executive coaching, team building and leadership development, and a consultant for Business Education Expectations (BE2), the business enrichment arm of Early College High School of Myrtle Beach.  Ms. Griffin is a member of the Bank’s technology committee and public relations/marketing/new business development committee.

Benjy A. Hardee of Little River, SC.  He is President and Chief Executive Officer of A. O. Hardee & Son, Inc., a heavy/highway site contractor licensed in North Carolina and South Carolina; owner and president of River Hills Golf & Country Club in Little River; a developer of several Grand Strand area residential communities; and currently serves as Vice Chairman of the board of directors of the Grand Strand Water & Sewer Authority. Mr. Hardee is a member of the Bank’s compensation/governance/nominating committee, loan policy committee, asset-liability management and investment committee, public relations/marketing/new business development committee and strategic planning/budget committee.

Nelson L. Hardwick of Surfside Beach, SC.  He is the managing owner of Nelson L. Hardwick & Associates, an engineering firm, President of South End Investors, Inc., and a Managing Partner of JEB, LLC. He also represents District 106 in the South Carolina State House of Representatives.  Mr. Hardwick is a member of the Bank’s technology committee and public relations/marketing/new business development committee and chairs the strategic planning/budget committee.

Marilyn B. Hatley of North Myrtle Beach, SC.  She is the Mayor of North Myrtle Beach, as well as President and Manager of Visible Designs, Inc., a hair and nail salon in North Myrtle Beach.  Ms. Hatley is the secretary of the Bank and a member of its executive committee, loan policy committee, asset-liability management and investment committee, audit/compliance/risk management committee, public relations/marketing/new business development committee and strategic planning/budget committee.

Andrew H. Lesnik of Myrtle Beach, SC.  He is President of Lesnik Himmelsbach Wilson Hearl, Inc., an advertising and public relations firm in Myrtle Beach, and Chief Executive Officer of Sheriar Press, a South Carolina commercial printing company.  Mr. Lesnik is chair of the public relations/marketing/new business development committee and a member of its strategic planning/budget committee.

Dennis L. Wade of Myrtle Beach, SC.  He is President and Chief Executive Officer of The Jackson Companies of Myrtle Beach and currently serves as Treasurer of the South Carolina Chamber of Commerce Board.  Mr. Wade chairs the Bank’s audit/compliance/risk management committee and is a member of its loan policy committee and asset-liability management and investment committee.

Vivian A. Wong of Greenville, SC.  She is a real estate investor and developer, and chairwoman of Pacific Gateway Capital, LLC, a company that specializes in new United States/China trade, including development of United States retail franchises in China and attracting Chinese investment to South Carolina.  She is a member of its executive committee, audit/compliance/risk management committee and compensation/governance/nominating committee.

Directors currently do not receive a retainer or fees for attending board and committee meetings, but all directors, including the new directors, received warrants effective upon the Bank’s opening, June 8, 2009, in recognition of their efforts and the financial risks undertaken by them as organizers of the Company and the Bank.  There is no arrangement or understanding between newly elected directors and any other persons pursuant to which he or she was elected as a director.

There are no transactions between these directors and the Company or its subsidiary that would require disclosure pursuant to Item 404(a) of Regulation S-K, except as follows:

Henrietta U. Golding is a shareholder of a law firm for legal services associated with assistance with the formation of the Company and the Bank.  The Company incurred legal fees of $2,655 and $120,089 for services rendered by the firm for the three months ended March 31, 2009 and the year ended December 31, 2008, respectively.  The Company anticipates paying additional fees to that firm during the remainder of 2009.

Andrew H. Lesnik is a principal of a public relations firm that has been retained to provide marketing and public relations services for the Company and the Bank.  The Company incurred marketing and public relations fees of $8,625 and $92,897 for services rendered by that firm for the three months ended March 31, 2009 and the year ended December 31, 2008, respectively.  The Company anticipates paying additional sums to that firm during 2009.

(e)  Michael D. Owens, president and chief executive officer, and also a director of the Company and the Bank received a grant of warrants to purchase 15,282 shares of the Company’s common stock at a price of $10 per share effective upon the Bank’s opening on June 8, 2009.  The warrants are exercisable until June 8, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COASTAL CAROLINA BANCSHARES, INC.

	By:	/s/ Holly L. Schreiber
Holly L. Schreiber
Chief Financial Officer

Dated: June 9, 2009